MINTZ & PARTNERS LLP                                   200-1 Concorde Gate
                                                       North York, ON M3C 4G4
                                                       T. 416.391.2900
                                                       F. 416.391.2748
                                                       Web Site: www.mintzca.com

January 21, 2008


PRIVATE AND CONFIDENTIAL
SENT VIA EMAIL: JSCHWARTZ@CLEANERFUTURE.COM


Environmental Solutions Worldwide, Inc.
335 Connie Crescent
Concord, ON  L4K 5R2



ATTENTION: JOEY SCHWARTZ

Dear Mr. Schwartz:

IMMEDIATE FILING OF SEC FORM 8-K TO ANNOUNCE MERGER WITH DELOITTE

As you may know, on December 12, 2007, Mintz & Partners LLP ("MINTZ") and Deloitte & Touche LLP ("DELOITTE") agreed to merge, effective January 28, 2008 (see attached News Release). The purpose of this letter is to provide you with information pertaining to the merger as it relates to regulatory filings required as a result of merger with the United States Securities and Exchange Commission ("SEC") for U.S. public filing companies.

The Current Accounting and Disclosure Issues in the Division of Corporate Finance of the SEC ("THE DIVISION") on December 1, 2005 states: "...a merger of accounting firms always results in a change in [reporting] accountants due to the change in legal entity in the firm that performs the audit."

Further, the SEC, in the same release, confirms that a Form 8-K must be filed within four days after the merger is completed (i.e. February 1, 2008). This filing should indicate that Mintz and Deloitte have merged effective January 28, 2008 and are carrying on business as Deloitte.

We have taken all necessary steps to ensure "old" Mintz & Partners LLP will be able to provide re-issued reports if necessary and consents in any securities filings.

Our Deloitte & Touche LLP audit opinion for your next set of financial statements will have a separate paragraph which indicates that your financial statements as at the previous year end (and for the year then ended) were audited by Mintz & Partners LLP.

If you have any questions concerning this filing or the merger, please contact me directly or the Partner on your account.


Yours very truly,

MINTZ & PARTNERS LLP

/S/ ELLIOTT JACOBSON
---------------------

ELLIOTT JACOBSON, MBA, CA
Partner

Direct Line:      416-644-4356
Direct Fax:       416-644-4357
E-Mail:           elliott_jacobson@mintzca.com